EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 33-43696) pertaining to the 1990 Non-Employee Directors’ Stock Option Plan,

•	Registration Statement (Form S-8 No. 333-51983) pertaining to the 1998 Management Share Incentive Plan,

•	Registration Statement (Form S-8 No. 333-121196) pertaining to the MSA Retirement Savings Plan,

•	Registration Statement (Form S-8 No. 333-157681) pertaining to the 2008 Non-Employee Directors’ Equity Incentive Plan,

•	Registration Statement (Form S-8 Nos. 333-174601 and 333-157682) pertaining to the 2008 Management Equity Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-199880) pertaining to the Employee Stock Purchase Plan;

of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedule of MSA Safety Incorporated and the effectiveness of internal control over financial reporting of MSA Safety Incorporated included in this Annual Report (Form 10-K) of MSA Safety Incorporated for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 29, 2016